                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  ----------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               October 21, 1998
              ---------------------------------------------------
               Date of report (Date of earliest event reported)


                           Spacetec IMC Corporation
              ---------------------------------------------------
            (Exact name of Registrant as specified in its charter)



         Massachusetts                   0-27302                04-3116697
-------------------------------    -----------------------   -----------------
(State or Other Jurisdiction of    (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                The Boott Mills
                            100 Foot of John Street
                        Lowell, Massachusetts  01852-1126
              ---------------------------------------------------
                    (Address of Principal Executive Offices)


                                  (978) 275-6100
                      -----------------------------------
               Registrant's telephone number, including area code


                        Exhibit Index Located on Page 7

ITEM 5.  OTHER EVENTS

     On October 21, 1998, Spacetec IMC Corporation, a Massachusetts corporation ("Spacetec"), and SIMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Spacetec ("SIMC"), entered into an Agreement and Plan of Merger with Labtec Inc., a Delaware corporation ("Labtec"). On November 13, 1998, the Agreement was amended and restated in the Amended and Restated Agreement and Plan of Merger (as so amended, the "Merger Agreement"). Based in Lowell, Massachusetts, Spacetec manufactures and markets interactive input controllers and software technology for use with three-dimensional ("3D") graphical applications. Based in Vancouver, Washington, Labtec manufactures and distributes high technology audio input and audio output peripheral products for the personal computer industry. The Merger Agreement is filed as Exhibit 2.1
                                                                  -----------
and is incorporated by reference. The information contained in the press releases of Spacetec dated October 21, 1998 and November 5, 1998, attached as
Exhibit 99.1 and Exhibit 99.3 respectively, are also incorporated by reference.
-----------------------------

     The original merger agreement was conditioned upon the satisfactory completion of due diligence by each party of the other party's business. On November 4, 1998, each party satisfactorily completed their due diligence investigation pursuant to the Merger Agreement. The Merger Agreement remains conditioned upon, among other things, approval by Spacetec's stockholders of the issuance of shares to Labtec stockholders. Spacetec has advanced $250,000 to Labtec as partial compensation for transaction-related fees and expenses (including accountants', consultants' and attorney's fees) previously incurred by Labtec during the negotiation of the Merger Agreement and Labtec's prior conduct of preliminary due diligence. This advance is non-refundable should the transaction be terminated by either party.

     Pending Spacetec stockholder approval of the transaction, upon completion of the merger, Labtec will merge with SIMC, and Labtec will continue as the surviving corporation and become a wholly-owned subsidiary of Spacetec. Spacetec will continue to survive as a publicly-traded company following the merger. In addition, as a condition of the merger, Spacetec will create a new subsidiary to hold non-cash assets and liabilities of Spacetec. Spacetec will also change its name to Labtec Inc.

     Upon completion of the merger, Spacetec will issue to Labtec's stockholders approximately 13,863,954 shares of Spacetec Common Stock, and Labtec's stockholders will own, in the aggregate, approximately 66.94% of Spacetec's outstanding capital stock following completion of the transaction. Current Spacetec stockholders, who own approximately 6,846,993 shares of common stock presently outstanding, will own approximately 33.06% of the outstanding Spacetec Common Stock following completion of the merger. Consequently, in connection with the merger, holders of outstanding Labtec Common Stock will exchange each share of their Labtec Common Stock for .55430739 of a share of Spacetec Common Stock. Subsequent to the issuance of shares to Labtec stockholders, Spacetec will effect a one-for-three reverse stock split of all shares of Spacetec common stock then outstanding. Additionally, holders of Labtec Common Stock outstanding as of the effective time of the merger will also receive a pro-rata portion (based on their proportionate equity interests in Labtec) of principal and interest payments to be made under a promissory note to be issued by Spacetec in the principal amount of $1,065,000.

     Holders of Labtec Common Stock outstanding as of the effective time of the merger will also receive rights to receive, in the aggregate, up to a maximum of approximately 11,893,781 contingent shares of Spacetec Common Stock (pre-reverse stock split) (representing, in the aggregate, up to a maximum of 79% of the outstanding Spacetec Common Stock following completion of the merger, including the 66.94% to be issued to Labtec stockholders immediately as a result of the merger, and assuming the maximum issuance of these contingent shares). These shares may be issued based on a valuation or sale of Spacetec's industrial CAD/CAM business which is below $6 million in value prior to December 31, 1999. Furthermore, outstanding Labtec stock options will convert into and become options to acquire up to approximately 2,113,576 shares of Spactec Common Stock (pre-reverse stock split), at the current exchange ratio of .55430739 shares of Spacetec Common Stock for each share of Labtec Common Stock, and with the current vesting schedule for such options. (There are also outstanding options to purchase 1,147,658 shares of Spacetec Common Stock (pre-reverse stock split) held by employees, officers and directors of Spacetec.)


   As discussed above, Spacetec will issue and deliver a promissory note in the principal amount of $1,065,000 to an agent, on behalf of the holders of Labtec Common Stock outstanding at the closing of the merger. This note will be unsecured and subordinated to all institutional indebtedness of Spacetec, bear an interest rate of 10% per annum, and mature six years from completion of the merger. The note will be amortized on a straight-line basis and provide for the payment of interest and principal on a quarterly basis.

     The initial directors of the combined company will include four directors nominated by Spacetec and eight directors nominated by Labtec and be elected at a special meeting of Spacetec stockholders. The directors of the combined company will be divided into three classes: a director belonging to Class I will have a term of one year, Class II a term of two years, and Class III a term of three years. J. Grant Jagelman of Spacetec, Caroline Merison of Labtec, Joseph Pretlow of Labtec and Gary Savadove of Labtec will be nominated as Class I Directors. Dennis T. Gain of Spacetec, Geoffrey Rehnert of Labtec, Patrick J. Sullivan of Spacetec and Marc Wolpow of Labtec will be nominated as Class II Directors. Rodger R. Krouse of Labtec, Marc J. Leder of Labtec, George R. Rea of Spacetec and Bradley A. Krouse of Labtec will be nominated as Class III Directors.

     Additional shares of Spacetec Common Stock (the "Contingent Shares") may be issued to holders of Labtec stock outstanding as of the effective time of the merger dependent upon a subsequent valuation or sale of Spacetec's industrial CAD/CAM business. Spacetec and Labtec agreed to value the CAD/CAM business no later than December 31, 1999 and, if required, to issue up to a maximum of approximately 11,893,781 shares of Spacetec Common Stock (pre-reverse stock split) upon a final determination of the value for the CAD/CAM business. Should this additional issuance occur, the percentage ownership of holders of Labtec Common Stock outstanding as of the effective time of the merger could be increased from 66.94% to up to as much as 79% of the outstanding capital stock of Spacetec. Similarly, the percentage ownership of Spacetec stockholders could be decreased from 33.06% to as low as 21% of the outstanding capital stock of Spacetec. In general, if Spacetec's industrial CAD/CAM business is sold or valued (through a process described below) below $6,000,000, then for each $1,000,000 of incremental reduction in value in the Spacetec CAD/CAM business, Labtec stockholders will receive additional shares of Spacetec's Common Stock so as to increase by 2.7555% the percentage ownership of Labtec stockholders. For reductions in value below or between the $1,000,000 increments, the adjustment will be pro-rated. The valuation of Spacetec's

CAD/CAM business will be based upon a sale of the CAD/CAM business prior to December 31, 1999 or otherwise by a final determination of its value prior to that date. The determination of value will include the net income or loss of Spacetec's businesses during that period (but excluding the operations of the Labtec-related businesses).

     Following the completion of the merger, the twelve-member Spacetec Board of Directors will consider the value of the Spacetec CAD/CAM business. The Spacetec Board of Directors will have the right to, at any time, establish a valuation, or determine not to sell the CAD/CAM business. In the event that, on or prior to February 28, 1999, the eight members of the Spacetec Board of Directors originally designated by Labtec following the merger (the "Labtec Directors") determine not to proceed with such a valuation or sale of the CAD/CAM business, no adjustment will be made to the equity of Spacetec and no Contingent Shares will be issued. If on or prior to February 28, 1999, the eight Labtec Directors determine to proceed with a valuation for the CAD/CAM business and are unable to agree with the four members of the Spacetec Board of Directors originally designated by Spacetec following the merger (the "Spacetec Directors") as to the amount of the valuation by that date, the Spacetec Directors can select and retain their own investment banking firm to conduct a valuation of the CAD/CAM business.

     This investment bank will then conduct and complete a valuation for the CAD/CAM business within thirty days of their retention. In the event that the Labtec Directors accept the valuation determined by this investment bank, this valuation will become the basis of the equity adjustment, if any, and the issuance of any Contingent Shares. If the Labtec Directors do not accept this valuation, the Labtec Directors and the Spacetec Directors can then negotiate as to the appropriate amount of the valuation for the CAD/CAM business. If the parties are able to agree through negotiation as to the appropriate valuation within ten business days, this agreed-upon valuation will become the basis of the equity adjustment, if any. If the parties are unable to agree, the Labtec Directors can determine whether to proceed to sell the CAD/CAM business. If the Labtec Directors elect not to sell the business at that time, then no equity adjustment will be made to the capital stock of Spacetec, and no Contingent Shares will be issued.

     If the Labtec Directors elect to sell the CAD/CAM business, then the investment bank appointed by the Spacetec Directors will be engaged, by June 30, 1999, to conduct a sale. If Spacetec is able to consummate a sale of the CAD/CAM business on or before December 31, 1999, the sale will be the basis of any equity adjustment and the issuance of Contingent Shares, if any.

     If the CAD/CAM business is not sold by December 31, 1999, the Labtec Directors may select and retain a second investment banking firm to conduct a
valuation.   This second investment bank will determine the valuation, and this valuation will be the basis of any equity adjustment and the issuance of Contingent Shares, if any.

     Any valuation of the CAD/CAM business (other than a valuation determined through the actual sale of the CAD/CAM business) will consist of the expected net sale proceeds to be received in connection with an arms-length sale of the CAD/CAM business, after deduction of all anticipated reasonable transaction expenses. The value of any actual sale of the CAD/CAM business shall consist of the net sale proceeds received in connection with such sale, after deduction of all transaction expenses incurred. In addition, any consolidated net income or net loss of Spacetec (excluding, however, the operations of the Labtec-related companies) from

October 1, 1998 through the valuation date or sale date, as the case may be, will be added to or subtracted from the valuation. The valuation or value of any actual sale will also be based upon, and will assume the existence of, a ten-year license agreement that provides for the payment to Spacetec of an 8% royalty based upon net sales generated by the CAD/CAM business. Should a sale of the CAD/CAM business take place which either does not include a license or includes a license under terms with less value than the assumed license, the value of the actual sale shall be reduced by the amount that the value of the actual license (if any) is less than the value of the assumed license. Should a sale of the CAD/CAM business take place which includes a license under terms with greater value than the assumed license, the value of the actual sale will be increased by the amount that the value of the actual license (if any) is greater than the value of the assumed license. Similarly, any valuation of the CAD/CAM business will represent the amount that a third-party purchaser would be willing to pay for the CAD/CAM business assuming that the purchaser had also entered into a license agreement with Spacetec upon the assumed license terms.

     The completion of the merger is subject to the right of each of Spacetec and Labtec to terminate the Merger Agreement as a result of customary closing conditions. These conditions must be satisfied by March 31, 1999. The conditions include the approval by the stockholders of Spacetec of, among other things, the issuance of shares to Labtec stockholders, and the occurrence of no event which would individually, or in the aggregate, cause a material adverse effect on the business, assets, financial condition or results of operation (a "Material Adverse Effect") of a party. The Merger Agreement also generally provides that each of the parties must conduct its business in the ordinary course pending completion of the merger.

     The Merger Agreement may be terminated by Spacetec or Labtec upon a number of events: the mutual consent of the parties; the issuance of certain orders or other actions of a court or other governmental, regulatory or administrative agency or commission; if the completion of the merger has not occurred on or prior to March 31, 1999; or by a non-breaching party upon certain breaches of covenants, representations or warranties that are not curable through the reasonable efforts of the breaching party. Should the Merger Agreement be terminated pursuant to a breach of any covenant, representation or warranty that would cause a Material Adverse Effect, the party causing the breach will reimburse the terminating party for all transaction-related expenses.

     The Merger Agreement may also be terminated by Spacetec or Labtec if the Spacetec Board recommends an acquisition proposal of a third party that it has determined to be more favorable to its stockholders from a financial point of view than the merger of Spacetec and Labtec. In this event, Spacetec must pay to Labtec a break-up fee of $300,000, plus all transaction-related expenses incurred by Labtec. In addition, in the event that Spacetec enters into an agreement regarding an acquisition proposal with a third party within 12 months after the termination of the Merger Agreement or the payment of the initial $300,000 break-up fee, Spacetec must also pay Labtec an additional fee based upon the total value of the consideration to be received by Spacetec (including its subsidiaries) or its stockholders (see discussion below).

     Furthermore, the Merger Agreement may be terminated by Labtec upon a material breach of any representation or warranty made or a material default in any covenant contained in the Voting Agreement and Irrevocable Proxy (the "Voting Agreement") executed by certain principal stockholders of Spacetec. Labtec may terminate the Merger Agreement should the Spacetec Board withdraw or modify (or announce an intention to so do), in a manner adverse to

Labtec, its recommendation to the Spacetec stockholders to approve, among other things, the issuance of shares to Labtec stockholders. Labtec may also terminate the Merger Agreement should a tender offer or exchange offer for 20% or more of the outstanding shares of Spacetec Common Stock commence and the Spacetec Board takes no position or fails to recommend against the acceptance of such tender or exchange offer. Similarly, Labtec may terminate the Merger Agreement should the Spacetec Board recommend an alternative acquisition proposal to the Spacetec stockholders. Finally, Labtec may terminate the Merger Agreement should discussions with any third party regarding an acquisition proposal continue for more than sixty days. For this purpose, an acquisition proposal includes any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of Spacetec, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, Spacetec (including its subsidiaries), other than the proposed merger with Labtec.

     In the case of a termination by Labtec for any of the above reasons, Spacetec must pay Labtec a break-up fee of $300,000, plus all transaction-related expenses incurred by Labtec. In addition, in the event that Spacetec enters into an agreement regarding an alternative acquisition proposal with a third party within 12 months after the termination of the Merger Agreement or the payment of the initial $300,000 break-up fee, Spacetec must pay Labtec an additional fee based upon the total value of the consideration to be received by Spacetec (including its subsidiaries) or its stockholders for the alternative acquisition proposal. The additional fee is equal to 5% of the amount by which the total value of all consideration to be received by Spacetec (and/or its stockholders) for the alternative acquisition proposal exceeds the total value of all outstanding shares of Spactec Common Stock on the date of the Merger Agreement (that is, the market capitalization of Spacetec Common Stock as of the closing of trading on the day before the original signing of the Merger Agreement, valued at $1.375 per share, or $9,414,616 of Spacetec market capitalization).

     As an inducement to Labtec to enter into the Merger Agreement, J. Grant Jagelman and Dennis T. Gain, and certain of their respective affiliates (together, the "Principal Stockholders") have each entered into Voting Agreements with Labtec, pursuant to which each Principal Stockholder has agreed to vote for approval of the merger with Labtec. Each Principal Stockholder has agreed to vote against any action or agreement that would result in any breach or a reduction in the benefits to Labtec, and against any other acquisition proposal. The Principal Stockholders have also granted an irrevocable proxy to Labtec granting Labtec the authority to similarly vote the shares of Spacetec Common Stock owned by the Principal Stockholders. As a result of the Voting Agreements, Labtec has shared power to vote an aggregate of 1,357,147 shares of Spacetec Common Stock (pre-reverse stock split) for the limited purposes described above, and such shares constitute approximately 19.8% of the issued and outstanding shares of Spacetec Common Stock as of October 21, 1998.

     Each Voting Agreement terminates upon the completion of the merger with Labtec or the termination of the Merger Agreement, whichever occurs first. However, in the event that the Merger Agreement is terminated and any Principal Stockholder sells or otherwise disposes of shares of Spacetec Common Stock pursuant to an acquisition proposal where Spacetec is obligated to pay Labtec the additional termination fee either (i) within 90 days following the termination of the Merger Agreement or (ii) thereafter to any third party with which Spacetec had any discussion concerning a possible acquisition proposal prior to the termination of the

Merger Agreement, such Principal Stockholder must also pay Labtec a fee. If the consideration received from an alternative acquisition proposal is in excess of $8.00 per share, the Principal Stockholder must pay Labtec 50% of the per share consideration it receives in excess of $8.00. If the consideration received is less than $8.00 per share, the Principal Stockholder must pay Labtec an amount equal to the third-party consideration per share received by the Principal Stockholder in excess of $1.375 (not to exceed $2.00 per share). No amount will be paid by the Principal Stockholder to Labtec in connection with any transaction in which Spacetec is merged with another corporation and such Principal Stockholder is forced to sell or otherwise dispose of such shares. Spacetec did not pay any additional consideration to any Principal Stockholder in connection with the execution and delivery of the Voting Agreement. In addition, Spacetec has agreed to use its best efforts to have Morton E. Goulder, a director of Spacetec, and John A. Hilton, an executive officer of Spacetec, each execute and deliver an agreement substantially in the form of the Voting Agreement.

     The foregoing summary of the Voting Agreement is qualified in its entirety by reference to the form of the Voting Agreement included as Exhibit 99.2 and
                                                             ------------
incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.
       ---------
Exhibit No.       Description
-----------       -----------
2.1               Amended and Restated Agreement and Plan of Merger dated as of
                  November 13, 1998, among Labtec Inc., SIMC Acquisition
                  Corporation and Spacetec IMC Corporation.
99.1              Press Release of Spacetec IMC Corporation dated as of
                  October 21, 1998.
99.2              Form of Voting Agreement and Irrevocable Proxy dated as of
                  October 21, 1998, by and between Labtec Inc. and certain
                  stockholders of Spacetec IMC Corporation.
99.3              Press Release of Spacetec IMC Corporation dated as of
                  November 5, 1998.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACETEC IMC CORPORATION


Date: November 16, 1998             By:  /s/ George Rea
                                         -----------------------------
                                         George Rea
                                         Acting Chief Executive Officer




                                 EXHIBIT INDEX
                                 -------------

Exhibit No.       Description
--------------    --------------------------------------------------------------------------------
2.1               Amended and Restated Agreement and Plan of Merger dated as of
                  November 13, 1998, among Labtec Inc., SIMC Acquisition
                  Corporation and Spacetec IMC Corporation.
99.1              Press Release of Spacetec IMC Corporation dated as of
                  October 21, 1998.
99.2              Form of Voting Agreement and Irrevocable Proxy dated as of
                  October 21, 1998, by and between Labtec Inc. and certain
                  stockholders of Spacetec IMC Corporation.
99.3              Press Release of Spacetec IMC Corporation dated as of
                  November 5, 1998.

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